                                                                   EXHIBIT 10.13

                              SUBLEASE AGREEMENT
                              ------------------

1.   PARTIES

     This SUBLEASE AGREEMENT ("Sublease") is entered into on this 21st of August 1997 by and between Tesseract Corporation ("Sublessor"), Strategic Interactive Group, Inc. ("Sublessee"), and Bronner Slosberg Humphrey Inc. ("Parent"), as the guarantor for Sublessee, as a sublease under the lease dated November 22, 1991, entered into by Mosten Management Company, Inc., as Landlord, and Tesseract Corporation as Tenant, attached as Exhibit A (the "Master Lease").

     In consideration of mutual covenants set forth herein and for other good and valuable consideration, Sublessor and Sublessee (collectively, the "Parties") agree as follows:

2.   PROVISIONS CONSTITUTING SUBLEASE

     This sublease is subject to all of the terms and conditions of the Master Lease in Exhibit A and Sublessee shall perform the obligations of Sublessor and Tenant in said lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this sublease.

     Each party hereto agrees to perform and comply with the terms, provisions, covenants and conditions of the Master Lease, and not to do or permit anything to be done which would result in a default under the Master Lease, or cause the Lease to be terminated or forfeited.

     Each party hereto agrees not to breach or violate any of the terms, covenants and conditions contained in the Master Lease.

     Sublessor represents and covenants that Sublessor is not currently in default of the Master Lease.

     Any insurance carried by Landlord, Sublessor, or Sublessee with respect to the Premises and property therein or occurrences thereon shall, if it can be so written without additional premium, or with an additional premium which the requesting party agrees to pay, include a clause or endorsement denying to the insurer right of subrogation against that party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Sublease to the contrary, hereby waives any rights of recovery against the other for property covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

     Notwithstanding any provision of the Master Lease or the Sublease to the contrary, Sublessor shall remain primarily liable for all of its obligations under the Master Lease.

3.   PREMISES

     Sublessor hereby sublets to Sublessee and Sublessee hereby sublets from Sublessor the leased premises of 19,430 rentable square feet (the "Premises"), representing the entire 20th Floor of 475 Sansome Street, as shown on Exhibit B from the Commencement Date of this Sublease until April 30, 2002.

4.   TERM

     The term of this sublease shall commence on the Commencement Date and end on the 30th day of April 2002.

     Commencement Date shall occur no later than 45 days following mutual execution of this Sublease and Landlord consent. At the option of Sublessee, Commencement Date can occur sooner than the 45 day period if Sublessee notifies Sublessor in writing of the date of taking occupancy.

5.   RENTAL

     Sublessee shall pay to Sublessor, without deduction, set off, prior notice or demand, as rental, the sum of $48,575.00 per month, payable in advance in lawful money of the United States of America on the first day of each month for the period starting with the Commencement Date through April 2002. Should the Commencement Date be earlier than October 1, 1997, Sublessee shall pay the prorata rent for the period starting with the Commencement date through October 1, 1997.

     Payment for rent and any other obligations under the Sublease shall be delivered to Sublessor's offices on or before the first day of each calendar month. Sublessee agrees, in the event of default by Sublessee, Sublessor is entitled to all rights and remedies as defined in paragraphs 3d and 3e of the Master Lease to cure any such default.

6.   TENANT IMPROVEMENTS

     Sublessor delivers the Premises to Sublessee in "as-is" condition with the exception of walls which shall be spackled and painted where necessary and the carpets which shall be shampooed. Subleases agrees that any and all additional and subsequent improvement work in the Premises be approved in writing by Landlord and consented to by Sublessor; such consent will not be unreasonably withheld or delayed.

     Sublessee shall be responsible for any and all modifications to the existing data and voice wiring and the security access to the Premises. Sublessor shall assist with any coordination with Sublessee's representatives where modifications and/or additions to the existing are installed by Sublessee.

7.   BASE YEAR AND OPERATING EXPENSE ADJUSTMENT

     For purposes of this Sublease the "Base Year" shall be calendar year 1998. Sublessee agrees to pay Sublessor, upon demand, Sublessee's prorata share of increases in Building Operating Costs and Property Taxes over the Base Year. Sublessee's percentage equals 6.25% of the Building square footage. Any utility expenses passed on by Landlord for operating equipment such as HVAC outside of business hours or normal usage as these costs pertain to the Premises shall be passed on to Sublessee.

8.   DEPOSIT

A security deposit of $ 48,575.00 shall be provided to Sublessor by Sublessee on or before the Commencement Date.

9.   FURNITURE

Sublessee agrees to purchase from Sublessor certain workstation and freestanding furniture items as listed in Exhibit C for the sum of $ 70,000.00 due and payable on the Commencement Date.

10.  GUARANTEE

Bronner Slosberg Humphrey Inc., ("Parent"), the parent corporation of Sublessee joins in this Lease Agreement for the purpose of guaranteeing the duties and obligations of Sublessee. En the event of a default by Sublessee under this Sublease Agreement and such default is not cured within five (5) days of written notice provided by Sublessor to Sublessee, Sublessor will send written notice of default to Parent. Parent shall immediately cure such default. If such default is not cured within five(5) days, Sublessor shall have full recourse against Parent for all actual damages sustained by Sublessor under the terms of this Sublease.

11.  RIGHT OF FIRST OPTION/ADDITIONAL SPACE

Sublessor is actively subleasing space on the 19th Floor and Sublessee shall have a First Right of Refusal on the entire remaining available space on the 19th, approximately 5,700 rentable square feet. When Sublessor has agreed in writing with a prospective tenant ("Prospect") on terms of a sublease on said space, Sublessor shall provide Sublessee written notice of its intent to enter into said sublease including a document of evidence of terms and rent payments agreed upon. From the date of this notice, Sublessee shall have five (5) working days to respond in writing that it intends to enter into a sublease under the same terms and conditions as agreed to by Sublessor and Prospect. Unless Sublessor receives Sublessee's response within five (5) working days, the First Right of Refusal shall be considered expired.

12.  OPTION TO RENEW

At the end of this sublease agreement or Master Lease ("Master Lease Expiration Date"), Sublessee shall have no options to extend.

13.  USE

     Lessee shall use the Premises for general office purposes and for no other purpose without the prior written consent of Sublessor.

     Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the premises or the building of which the same form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the premises which will injure, vibrate or shake the Premises or the building of which it is part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Premises. No musical instrument of any sort, or any noise making devise will be operated or allowed upon the premises for the purpose which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof.

     If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

14.  ENTRY BY SUBLESSOR

     Sublessor reserves the reasonable right to inspect Sublessee's Premises during business hours and with prior notice to Sublessee.

15.  REPAIR AND MAINTENANCE

     Sublessee shall use the Premises and any other items which are made available by Sublessor to Sublessee during the term of this Sublease in a normal and business-like manner. Sublessee shall return the Premises and such items at the end of the term to Sublessor in the same condition as on the Commencement Date, excluding normal wear and tear.

16.  ALTERATIONS

     Any and all alteration to the Premises shall be reviewed and approved by Sublessor prior to any such alteration being performed. Such approval shall not be unreasonably withheld or delayed. Sublessee is responsible for any Landlord-assessed costs for alterations incurred at Sublessee's sole option, including any costs at the end of this Sublease as mandated by Landlord.

17.  BROKERS

     Sublessor and Sublessee warrant that Cushman & Wakefield acted as Sublessor's only broker and that TRI Commercial acted as Sublessee's only broker. Sublessor shall provide TRI Commercial with a real estate brokerage commission equal to $1.00 per rentable square foot per year payable on the Commencement Date. The same schedule shall remain in effect for any additional space Sublessee leases from Sublessor at 475 Sansome Street.

18.  CONFLICT WITH MASTER LEASE

     Any and all conflicts between the Master Lease and this Sublease shall be resolved per the Master Lease.

19.  NOTICES OF DEFAULT

     Sublessor agrees to notify Sublessee of any event of default by Sublessee within five (5) days of default or notice of default received by Sublessor from Landlord. If Sublessee's default remains uncured for five (5) days from date of notice, Sublessor shall notify Parent of such default.

20. PARKING

Unless Subleases is in default hereunder, and subject to any and all restrictions placed upon Sublessor by Landlord in the Master Lease, Sublessee shall be entitled to park six (6) automobiles in the Building's parking garage, subject to all of the rules and regulations applicable to such parking as are promulgated by Landlord and the Garage Operator (the "Operator") and to any restrictions or regulations at any time imposed by the City and County of San Francisco on Landlord's ability to offer such parking. The rental rate for such parking shall be equal to the rate from time to time charged by the Operator or Landlord to the public for comparable parking privileges in the building and shall be paid directly by Sublessee to the Operator as directed in the Operator's sole discretion.

21.  RIGHT TO SUBLEASE

     Pursuant to the Letter Agreement dated August 13, 1997 by and between Mosten Management Company, Inc. ("Landlord"), Tesseract Corporation ("Sublessor"), Strategic Interactive group, Inc. ("Sublessee"), and Bronner Slosberg Humphrey Inc. ("Parent"), Sublessee shall be entitled to sublease or assign all or a portion of the Premises (including any additional premises Sublessee may sublease from Sublessor at 475 Sansome Street during the term of the Sublease) with the consent of Landlord and Sublessor, which shall not be unreasonably withheld or delayed.

22.  ADDRESS FOR NOTICES

Sublessor's address for notices:         Tesseract Corporation
                                         President's Office
                                         475 Sansome Street, 21st Floor
                                         San Francisco, Ca 94111

Sublessee's address for notices:         Strategic Interactive Group, Inc.
                                         Attn: Kathleen O'Meara, Vice-President
                                         Director of Finance & Operations
                                         The Prudential Tower
                                         800 Boylston Street
                                         Boston, MA 02199

Parent's address for notices:            Bronner Slosberg Humphrey Inc.
                                         The Prudential Tower
                                         800 Boylston Street
                                         Boston, MA 02199


Sublessor:                  Sublessee:                   Parent:

                            /s/ [ILLEGIBLE]^^            /s/ [ILLEGIBLE]^^
------------------          ------------------           -----------------
                                                              9/21/97
------------------          ------------------           -----------------

------------------          ------------------           -----------------


The undersigned, Landlord under the Master Lease, hereby consents to the subletting of Premises on the terms and conditions contained in this sublease. This consent shall apply only to this sublease and shall not be deemed to be a consent to any other sublease.


Landlord:

-------------------------

-------------------------

                                  EXHIBIT "C"

                          Strategic Interactive Group
                              Furniture Proposal


Everything is standard except where noted on the floor plan.

68 Steelcase Workstations
-------------------------

 .  Inside Cubes: Standard with 3 drawer file cabinet

 .  Window Cubes: Standard with 2 drawer file cabinet


10 Manager Offices: Standard Setup, black cabinet, 3 shelf bookcase
------------------

3 Corner Offices:   1. 2 oval table, 1 round table, 1-4 drawer file cabinet
----------------
                    2. 2 oval table, 1 round table, 1-4 drawer file cabinet
                    3. Wooden executive furniture, bookcase, 1-4 drawer cabinet, 6 chairs, 1 conference table

Reception:  Reception Desk, Sectional chairs

Training Room: 8 two drawer file cabinets, 6 round tables, 4 computer tables

3 oval tables - located north side

Computer Room: patch panels for RJ45 ethernet on 20th floor

100 Herman Miller chairs

Conference Room 20A: Conference table (16' long x 54" wide), 14 streamline chairs

Conference Room 20B: Conference table (9' long x 42" wide), 6 streamline chairs

                                  EXHIBIT "B"

                            [DIAGRAM APPEARS HERE]

[LETTERHEAD OF TRI COMMERCIAL APPEARS HERE]

August 13, 1997

Mr. Mark Terziani
Mr. Kelly Beardaley
Cushman & Wakefield of California, Inc.
555 California Street, 26/th/ Floor
San Francisco, CA 54104

RE: Letter Agreement

Dear Mark and Kelly:

Per your request, we have prepared the following Letter Agreement which will modify the Assignment and Subletting provision of the Master Lease between Mosten Management Company, Inc., and Tesseract Corporation as that Master Lease pertains to the proposed sublease between Tesseract Corporation (Sublessor) and Strategic Interactive Group (Sublessee). The change shall be incorporated into the referenced proposed sublease.

The agreement is as follows:

Section 26(e) as found on page 28 of the Master lease dated November 22, 1991 by and between Mosten Management Company, Inc., and Tesseract Corporation is hereby deleted and without legal effect as it pertains to the rights and duties of Mosten Management Company, Inc., U.B.S. Asset Management and Tesseract Corporation in the sublease document dated August 21, 1997 between Strategic Interactive Group (Sublessee) and Tesseract Corporation.

The sublease agreement dated 8/21/97 by and between Tesseract Corporation (Sublessor) and Strategic Interactive Group (Sublessee) for space at 475 Sansome Street shall include the following paragraph:

     "Pursuant to the Letter Agreement dated August 11, 1997 by and between Mosten Management Company, Inc. (Landlord), Tesseract Corporation (Tenant/Sublessor) and Strategic Interactive Group (Sublessee), Sublessee shall be entitled to sublease or assign all or a portion of the subleased premises (including any additional premises sublessee may sublease from Sublessor at 475 Sansome Street during the term of the sublease) with the consent of Mosten Management Company, Inc., and Tesseract Corporation which shall not be unreasonably withheld or delayed.

     It is further agreed and understood that this consent does not constitute Mosten Management Company, Inc.'s official and final consent to the proposed sublease."

Mr. Mark Terzian
Mr. Kelly Beardsley
August 13, 1997
Page 2

AGREED AND ACCEPTED:

Mosten Management Company, Inc.               Strategic Interactive Group

By:/s/ [ILLEGIBLE]^^                          By: /s/ [ILLEGIBLE]^^
   ----------------------------                  ------------------------------

Dated: 8/18/97                                Dated: 8/18/97
      -------------------------                     ---------------------------


Tesseract Corporation


By: /s/ [ILLEGIBLE]^^
   -----------------------------

Dated: 8/19/97
      --------------------------

Thank you for your attention to this matter.

Sincerely,

/s/ John Chamberlain

John W. Chamberlain
Executive Vice President

JWC/mz

cc: Kathleen O'Meara
    Mr. Steven E. Humphrey
    Mr. James Adams
    Ms. Suzanne Ganser

                              CONSENT TO SUBLEASE
                              -------------------

     The undersigned, MOSTEN MANAGEMENT COMPANY, INC., a Delaware corporation, the landlord ("Landlord") under that certain Office Lease, dated November 22, 1991, (the "Master Lease") hereby consents to that certain Sublease, dated August 11, 1997 by and between Tesseract Corporation ("Sublessor") and Strategic Interactive Group ("Subtenant"), of the Premises described in the Master Lease.

     Nothing contained in this Consent shall or shall be deemed in any way to:

     1. Constitute a waiver, amendment or modification of any term or condition of the Master Lease, including, without limitation, the restrictions in the Master Lease against further assignment or subletting by the Subtenant;

     2. Create a contractual or other direct relationship between Subtenant and Landlord;

     3. In any way limit the obligations of Sublessor or the rights of Landlord under the Master Lease;

     4. Constitute approval or acceptance by landlordof any terms or conditions contained in the Sublease; or

     5. Constitute Landlord's consent to any future or additional subleases of any portion of the Premises covered by the Master Lease.

     A copy of the Sublease to which this Consent applies is attached to this Consent as Exhibit A.
           ---------

     This consent was executed as of this 22 day of August 1997.

                              MOSTEN MANAGEMENT COMPANY, INC.
                              a Delaware corporation



                              By /s/[ILLEGIBLE]
                                 ---------------------------------------------

                              Its ____________________________________________